EXHIBIT 99.1

MURPHY OIL CORPORATION ANNOUNCES FIRST QUARTER RESULTS,
REAFFIRMS 2025 CAPITAL EXPENDITURE AND PRODUCTION GUIDANCE
Drilled a Second Oil Discovery in Offshore Vietnam at the Lac Da Hong-1X
(Pink Camel) Exploration Well,
Repurchased $100 Million of Shares,
Acquired Floating Production Storage and Offloading Vessel

HOUSTON, Texas, May 7, 2025 – Murphy Oil Corporation (NYSE: MUR) today announced its financial and operating results for the first quarter ended March 31, 2025, including net income attributable to Murphy of $73 million, or $0.50 net income per diluted share. Excluding discontinued operations and other items affecting comparability between periods, adjusted net income attributable to Murphy was $81 million, or $0.56 adjusted net income per diluted share.
Unless otherwise noted, the financial and operating highlights and metrics discussed in this commentary exclude noncontrolling interest (NCI). 1
Highlights for the first quarter include:
•Drilled an oil discovery at Lac Da Hong-1X (Pink Camel) exploration well in offshore Vietnam and encountered 106 feet of net oil pay from one reservoir
•Repurchased $100 million of stock, or 3.6 million shares
•Closed the strategic acquisition of the BW Pioneer floating production storage and offloading vessel (FPSO) in the Gulf of America for $104 million net purchase price
Subsequent to the first quarter:
•Achieved the significant milestone of 1 million work hours with zero Lost Time Injuries on the Lac Da Vang (Golden Camel) field development project in Vietnam
•Declared a quarterly dividend of $0.325 per share or $1.30 per share annualized

“I am excited to announce today an oil discovery at the Lac Da Hong-1X (Pink Camel) well, which is the second discovery in our current Vietnam exploration program. This discovery enhances the value of Murphy's growing Vietnam business when coupled with our nearby Lac Da Vang (Golden Camel) development and our recent Hai Su Vang (Golden Sea Lion) discovery. We also recently announced the acquisition of an FPSO in the Gulf of America, which leads to a direct cost reduction with a two-year payback,” said Eric M. Hambly, President and Chief Executive Officer. “Looking forward, we remain focused on progressing our onshore, Gulf of America and Vietnam development plans, creating additional value to generate excess cash flow for further shareholder returns.”
FIRST QUARTER 2025 RESULTS
The company recorded net income attributable to Murphy of $73 million, or $0.50 net income per diluted share, for the first quarter 2025. Adjusted net income, which excludes both the results of discontinued operations and certain other items that affect comparability of results between periods, was $81 million, or $0.56 per diluted share for the same period. Details for first quarter results and an adjusted net income reconciliation can be found in the attached schedules.
Earnings before interest, taxes, depreciation and amortization (EBITDA) attributable to Murphy were $317 million. Earnings before interest, taxes, depreciation, amortization and exploration expenses (EBITDAX) attributable to Murphy were $331 million. Adjusted EBITDA attributable to Murphy was $339 million. Adjusted EBITDAX attributable to Murphy was $353 million. Reconciliations for first quarter EBITDA, EBITDAX, adjusted EBITDA and adjusted EBITDAX can be found in the attached schedules.
First quarter production averaged 157 thousand barrels of oil equivalent per day (MBOEPD), which included 78.5 thousand barrels of oil per day (MBOPD). Production impacts of 6 MBOEPD were attributed to 2.6 MBOEPD of non-operated unplanned downtime in the Gulf of America and 2.1 MBOEPD of production curtailments in non-operated offshore Canada due to temporary logistics challenges. Additionally, winter storm activity delayed first production at the new Mormont #4 (Green Canyon 478) well and the Samurai #3 (Green Canyon 432) well workover, causing a 1.3 MBOEPD production impact.
Accrued capital expenditures (CAPEX) for first quarter 2025 totaled $403 million, excluding NCI and including net acquisition CAPEX of $104 million for the Pioneer FPSO and $1.4 million for non-operated working interests near the Zephyrus field in the Gulf of America. Details for first quarter production and CAPEX can be found in the attached schedules.

CAPITAL ALLOCATION
Capital Allocation Update
“We have successfully achieved the core objectives of our capital allocation framework since adopting it in third quarter 2022, as we have repaid approximately 35 percent of long-term debt, repurchased $550 million of shares and increased our quarterly dividend 30 percent,” said Hambly. “Looking ahead, we will continue to focus on rewarding shareholders for their support and remain committed to our strong balance sheet and disciplined strategy.”
Going forward, the company will continue to allocate a minimum of 50 percent of adjusted free cash flow to shareholder returns, primarily through buybacks. Murphy will continue to assess the appropriate shareholder return allocation under its modified plan, including potential dividend increases. Any remaining adjusted free cash flow will be allocated to the balance sheet as the company maintains its $1.0 billion total long-term debt goal.
As previously defined, adjusted free cash flow is calculated as cash flow from operations before working capital change, less capital expenditures, distributions to NCI and projected payments, quarterly dividend and accretive acquisitions.
Share Repurchases
In the first quarter of 2025, Murphy repurchased $100 million of stock, or 3.6 million shares. The company had $550 million remaining under its share repurchase authorization and 142.7 million shares outstanding as of March 31, 2025.
FINANCIAL POSITION
Murphy had approximately $1.5 billion of liquidity on March 31, 2025, comprised of $1.15 billion undrawn under the $1.35 billion senior unsecured credit facility and $393 million of cash and cash equivalents, inclusive of NCI.
As of March 31, 2025, Murphy’s total debt of $1.48 billion was comprised of long-term, fixed-rate notes and $200 million drawn under the senior unsecured credit facility. The fixed-rate notes had a weighted average maturity of 9.1 years and a weighted average coupon of 6.1 percent.
ONSHORE OPERATIONS SUMMARY
In the first quarter of 2025, the onshore business produced approximately 86 MBOEPD, which included 28 percent liquids volumes.
Eagle Ford Shale – Production averaged 25 MBOEPD with 67 percent oil volumes and 83 percent liquids volumes in the first quarter. Murphy progressed its well delivery program as planned, and one non-operated Karnes well was brought online late in the first quarter.

Tupper Montney – During the first quarter, natural gas production averaged 340 million cubic feet per day (MMCFD) or 57 MBOEPD. Murphy brought online five operated wells as planned.
Kaybob Duvernay – Production averaged 4 MBOEPD with 58 percent oil volumes and 71 percent liquids volumes in the first quarter. Murphy progressed its well delivery program during the quarter and remains on track to bring four operated wells online in the third quarter.
OFFSHORE OPERATIONS SUMMARY
Excluding NCI, in the first quarter of 2025, the offshore business produced approximately 71 MBOEPD, which included 83 percent oil.
Gulf of America – Production averaged approximately 62 MBOEPD, consisting of 81 percent oil during the first quarter. As planned, Murphy brought online the Mormont #4 (Green Canyon 478) well during the quarter and progressed the Samurai #3 (Green Canyon 432) workover, which was brought online early in the second quarter.
As previously announced, Murphy acquired the BW Pioneer FPSO from BW Offshore for $104 million net purchase price. The FPSO will remain at its current location, supporting operations at the Cascade and Chinook fields (Walker Ridge 206, 250, 425 and 469) in the Gulf of America. BW Offshore will continue to provide operations and maintenance services under a new five-year contract.
Canada – In the first quarter, production averaged 9 MBOEPD, consisting of 100 percent oil.
Vietnam – During the first quarter, Murphy initiated construction of the floating storage and offloading vessel for the Lac Da Vang (Golden Camel) field development project. Additionally, early in the second quarter, Murphy achieved the significant milestone of 1 million work hours with zero Lost Time Injuries on the platform construction for the Lac Da Vang (Golden Camel) field development project.
EXPLORATION
Gulf of America – Murphy acquired working interests in five blocks near the non-operated Zephyrus field for $1.4 million in the first quarter, providing access to the southern extension of the discovered field, as well as multiple exploration opportunities.
Vietnam – During the first quarter, Murphy drilled an oil discovery at the Lac Da Hong-1X (Pink Camel) exploration well in Block 15-1/05 in the Cuu Long Basin, located 34 miles offshore Vietnam and 3 miles southwest of Murphy’s Lac Da Vang (Golden Camel) development. The well was drilled to total depth of 13,616 feet in 151 feet of water. Lac Da Hong-1X (Pink Camel) encountered 106 feet of net oil pay from one reservoir.

Murphy achieved a maximum flow rate of 2,500 BOPD. Additional testing showed high-quality oil with an API gravity of 38 degrees.
Murphy’s subsidiary, Murphy Cuu Long Bac Oil Co., Ltd., is the operator of Block 15-1/05 with 40 percent working interest. PetroVietnam Exploration Production Corporation Ltd. holds 35 percent working interest and SK Earthon Co., Ltd. holds the remaining 25 percent.
“The Lac Da Hong (Pink Camel) discovery, combined with the recently announced Hai Su Vang (Golden Sea Lion) discovery, deepens our understanding of the resource potential in our Cuu Long Basin blocks. Each of these discoveries validates our exploration strategy and helps optimize future development plans in the Cuu Long Basin. We look forward to working with our partners to evaluate the results from this latest discovery and the future development of our Vietnam business,” said Hambly.
2025 CAPITAL EXPENDITURE AND PRODUCTION GUIDANCE
Murphy maintains its 2025 accrued CAPEX range of $1,135 million to $1,285 million, which includes net acquisition CAPEX of $104 million for the Pioneer FPSO and $1.4 million for non-operated working interests near the Zephyrus field in the Gulf of America. Full year 2025 production is expected to be in the range of 174.5 to 182.5 MBOEPD, consisting of 50 percent oil and 55 percent liquids volumes, respectively.
“The winter storm activity we experienced during the first quarter delayed first production at two key operated wells in the Gulf of America and impacted the schedule of our remaining workover plans. Due to these first quarter impacts, we anticipate full year production to be towards the lower end of our production guidance range,” said Hambly.
Production for second quarter 2025 is estimated to be in the range of 177 to 185 MBOEPD with 48 percent oil volumes. Both production and CAPEX guidance ranges exclude NCI.
The table below details the 2025 CAPEX plan by quarter.

2025 CAPEX [1] by Quarter ($ MM)
1Q 2025A	2Q 2025E	3Q 2025E	4Q 2025E	FY 2025E
$403[2]	$300	$260	$247	$1,210[2]
1 Accrual CAPEX, based on midpoint of guidance range and excluding NCI
2 Includes net acquisition CAPEX of $104 million for the Pioneer FPSO and
$1.4 million for non-operated working interests near the Zephyrus field in the Gulf of America

The table below details the 2025 onshore well delivery plan by quarter.

2025 Onshore Wells Online
	1Q 2025A	2Q 2025E	3Q 2025E	4Q 2025E	2025E Total
Eagle Ford Shale	-	24	10	-	34
Kaybob Duvernay	-	-	4	-	4
Tupper Montney	5	5	-	-	10
Non-Op Eagle Ford Shale	1	11	4	-	16
Note: All well counts are shown gross. Eagle Ford Shale non-operated working interest averages 25 percent.

The table below illustrates second quarter 2025 production guidance by area.

2Q 2025 Guidance
Producing Asset	Oil (BOPD)	NGLs (BOPD)	Natural Gas (MCFD)	Total (BOEPD)
Eagle Ford Shale	25,200	4,700	25,700	34,200
Gulf of America, excl. NCI	51,300	4,300	53,700	64,600
Tupper Montney	300	—	421,000	70,500
Kaybob Duvernay	2,100	400	7,100	3,700
Offshore Canada	7,700	—	—	7,700
Other	300	—	—	300

Total Net Production, excl. NCI [1] (BOEPD)		177,000 to 185,000
Exploration Expense ($ MM)		$17

Full Year 2025 Guidance
Total Net Production, excl. NCI [2] (BOEPD)		174,500 to 182,500
Capital Expenditures, excl. NCI [3] ($ MM)		$1,135 to $1,285

¹ Excludes noncontrolling interest of MP GOM of 5,700 BOPD of oil, 300 BOPD of NGLs and 2,000 MCFD natural gas
² Excludes noncontrolling interest of MP GOM of 5,400 BOPD of oil, 200 BOPD of NGLs and 1,700 MCFD natural gas
³ Excludes noncontrolling interest of MP GOM of $45 million

FIXED PRICE FORWARD SALES CONTRACTS
The company employs derivative commodity instruments to manage certain risks associated with commodity price volatility and underpin capital spending associated with certain assets. Murphy holds NYMEX natural gas swaps of 40 MMCFD of April through June 2025 production at an average price of $3.58 per thousand cubic feet (MCF), 60 MMCFD of third quarter 2025 production at an average price of $3.65 per MCF and 60 MMCFD of fourth quarter 2025 production at $3.74 per MCF.
Murphy also maintains fixed price forward sales contracts in Canada to mitigate volatility of AECO prices. These contracts are for physical delivery of natural gas volumes at a fixed price, with no mark-to-market income adjustments. Details for the current fixed price contracts can be found in the attached schedules.
CONFERENCE CALL AND WEBCAST SCHEDULED FOR MAY 8, 2025
Murphy will host a conference call to discuss first quarter 2025 financial and operating results on Thursday, May 8, 2025, at 9:00 a.m. EDT. The call can be accessed either via the Internet through the events calendar on the Murphy Oil Corporation Investor Relations website at http://ir.murphyoilcorp.com or via telephone by dialing toll free 1-800-717-1738, reservation number 50525. For additional information, please refer to the First Quarter 2025 Earnings Presentation available under the News and Events section of the Investor Relations website.
FINANCIAL DATA
Summary financial data and operating statistics for first quarter 2025, with comparisons to the same period from the previous year, are contained in the attached schedules. Additionally, a schedule indicating the impacts of items affecting comparability of results between periods and a reconciliation of EBITDA, EBITDAX, adjusted EBITDA and adjusted EBITDAX between periods are also included.
ABOUT MURPHY OIL CORPORATION
Murphy Oil Corporation is an independent oil and natural gas company with a multi-basin onshore and offshore portfolio and significant exploration opportunities. The company has more than a century-long history of demonstrating strong execution and innovative, full-cycle development capabilities with a focus on value creation that drives shareholder returns. Murphy’s foresight and financial discipline, along with its culture of adaptability and accountability, will allow the company to continue its outstanding legacy and exceptional reputation. The company’s current operations include extensive inventory located onshore in the Eagle Ford Shale, Tupper Montney and Kaybob Duvernay, as well as offshore in the Gulf of America and Canada. Murphy also strives to create long-term shareholder value through offshore exploration and development in the Gulf of America, Vietnam and Côte d’Ivoire. Additional information can be found on the company’s website at www.murphyoilcorp.com.
FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified through the inclusion of words such as “aim”, “anticipate”, “believe”, “drive”, “estimate”, “expect”, “expressed confidence”, “forecast”, “future”, “goal”, “guidance”, “intend”, “may”, “objective”, “outlook”, “plan”, “position”, “potential”, “project”, “seek”, “should”, “strategy”, “target”, “will” or variations of such words and other similar expressions. These statements, which express management’s current views concerning future events, results and plans, are subject to inherent risks, uncertainties and assumptions (many of which are beyond our control) and are not guarantees of performance. In particular, statements, express or implied, concerning the company’s future operating results or activities and returns or the company's ability and decisions to replace or increase reserves, increase production, generate returns and rates of return, replace or increase drilling locations, reduce or otherwise control operating costs and expenditures, generate cash flows, pay down or refinance indebtedness, achieve, reach or otherwise meet initiatives, plans, goals, ambitions or targets with respect to emissions, safety matters or other ESG (environmental/social/governance) matters, make capital expenditures or pay and/or increase dividends or make share repurchases and other capital allocation decisions are forward-looking statements. Factors that could cause one or more of these future events, results or plans not to occur as implied by any forward-looking statement, which consequently could cause actual results or activities to differ materially from the expectations expressed or implied by such forward-looking statements, include, but are not limited to: macro conditions in the oil and natural gas industry, including supply/demand levels, actions taken by major oil exporters and the resulting impacts on commodity prices; geopolitical concerns; increased volatility or deterioration in the success rate of our exploration programs or in our ability to maintain production rates and replace reserves; reduced customer demand for our products due to environmental, regulatory, technological or other reasons; adverse foreign exchange movements; political and regulatory instability in the markets where we do business; the impact on our operations or market of health pandemics such as COVID-19 and related government responses; other natural hazards impacting our operations or markets; any other deterioration in our business, markets or prospects; any failure to obtain necessary regulatory approvals; any inability to service or refinance our outstanding debt or to access debt markets at acceptable prices; or adverse developments in the US or global capital markets, credit markets, banking system or economies in general, including inflation, trade policies, tariffs and other trade restrictions. For further discussion of factors that could cause one or more of these future events or results not to occur as implied by any forward-looking statement, see “Risk Factors” in our most recent Annual Report on Form 10-K filed with the US Securities and Exchange Commission (“SEC”) and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K that we file, available from the SEC’s website and from Murphy Oil Corporation’s website at http://ir.murphyoilcorp.com. Investors and others should note that we may announce material information using SEC filings, press releases, public conference calls, webcasts and the investors page of our website. We may use these channels to distribute material information about the company; therefore, we encourage investors, the media, business partners and others interested in the company to review the information we post on our website. The information on our website is not part of, and is not incorporated into, this news release. Murphy Oil Corporation undertakes no duty to publicly update or revise any forward-looking statements.
NON-GAAP FINANCIAL MEASURES
This news release contains certain non-GAAP financial measures that management believes are useful tools for internal use and the investment community in evaluating

Murphy Oil Corporation’s overall financial performance. These non-GAAP financial measures are broadly used to value and compare companies in the crude oil and natural gas industry. Not all companies define these measures in the same way. In addition, these non-GAAP financial measures are not a substitute for financial measures prepared in accordance with US generally accepted accounting principles (GAAP) and should therefore be considered only as supplemental to such GAAP financial measures. Please see the attached schedules for reconciliations of the differences between the non-GAAP financial measures used in this news release and the most directly comparable GAAP financial measures.
1In accordance with GAAP, Murphy reports the 100 percent interest, including a 20 percent noncontrolling interest (NCI), in its subsidiary, MP Gulf of Mexico, LLC (MP GOM). The GAAP financials include the NCI portion of revenue, costs, assets and liabilities and cash flows. Unless otherwise noted, the financial and operating highlights and metrics discussed in this news release, but not the accompanying schedules, exclude the NCI, thereby representing only the amounts attributable to Murphy

Investor Contacts:
InvestorRelations@murphyoilcorp.com
Kelly Whitley, 281-675-9107
Megan Larson, 281-675-9470
Kyle Sahni, 281-675-9369

MURPHY OIL CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended March 31,
(Thousands of dollars, except per share amounts)	2025	2024
Revenues and other income
Revenue from production	$672,730	$794,603
Sales of purchased natural gas	—	245
Total revenue from sales to customers	672,730	794,848
(Loss) on derivative instruments	(9,459)	—
Gain on sale of assets and other operating income	2,440	1,564
Total revenues and other income	665,711	796,412
Costs and expenses
Lease operating expenses	205,079	234,264
Severance and ad valorem taxes	8,650	10,086
Transportation, gathering and processing	48,851	56,553
Costs of purchased natural gas	—	160
Exploration expenses, including undeveloped lease amortization	14,488	44,429
Selling and general expenses	30,915	31,161
Depreciation, depletion and amortization	194,160	211,134
Accretion of asset retirement obligations	14,045	12,774
Impairment of assets	—	34,528
Other operating expense	5,629	7,266
Total costs and expenses	521,817	642,355
Operating income from continuing operations	143,894	154,057
Other income (loss)
Other income	2,402	11,551
Interest expense, net	(23,523)	(20,021)
Total other loss	(21,121)	(8,470)
Income from continuing operations before income taxes	122,773	145,587
Income tax expense	32,722	30,057
Income from continuing operations	90,051	115,530
Loss from discontinued operations, net of income taxes	(633)	(872)
Net income including noncontrolling interest	89,418	114,658
Less: Net income attributable to noncontrolling interest	16,382	24,656
NET INCOME ATTRIBUTABLE TO MURPHY	$73,036	$90,002
NET INCOME (LOSS) PER COMMON SHARE – BASIC
Continuing operations	$0.51	$0.60
Discontinued operations	—	(0.01)
Net income	$0.51	$0.59
NET INCOME (LOSS) PER COMMON SHARE – DILUTED
Continuing operations	$0.50	$0.60
Discontinued operations	—	(0.01)
Net income	$0.50	$0.59
Cash dividends per common share	$0.325	$0.300
Average common shares outstanding (thousands)
Basic	144,284	152,664
Diluted	145,072	153,817

MURPHY OIL CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Three Months Ended March 31,
(Thousands of dollars)	2025	2024
Operating Activities
Net income including noncontrolling interest	$89,418	$114,658
Adjustments to reconcile net income to net cash provided by continuing operations activities
Depreciation, depletion and amortization	194,160	211,134
Deferred income tax expense	16,343	19,478
Accretion of asset retirement obligations	14,045	12,774
Long-term non-cash compensation	9,905	9,851
Mark-to-market loss on derivative instruments	8,916	—
Amortization of undeveloped leases	1,654	2,793
Loss from discontinued operations	633	872
Unsuccessful exploration well costs and previously suspended exploration costs	190	32,437
Impairment of assets	—	34,528
Other operating activities, net	(11,799)	(15,381)
Net (increase) in non-cash working capital	(22,784)	(24,353)
Net cash provided by continuing operations activities	300,681	398,791
Investing Activities
Property additions and dry hole costs	(368,421)	(249,085)
Acquisition of oil and natural gas properties	(1,364)	—
Net cash required by investing activities	(369,785)	(249,085)
Financing Activities
Borrowings on revolving credit facility	250,000	100,000
Repayment of revolving credit facility	(50,000)	(100,000)
Repurchase of common stock	(100,072)	(50,000)
Cash dividends paid	(47,026)	(45,773)
Withholding tax on stock-based incentive awards	(7,673)	(25,270)
Distributions to noncontrolling interest	(6,955)	(23,001)
Finance lease obligation payments	(116)	(164)
Net cash provided (required) by financing activities	38,158	(144,208)
Effect of exchange rate changes on cash and cash equivalents	291	858
Net (decrease) increase in cash and cash equivalents	(30,655)	6,356
Cash and cash equivalents at beginning of period	423,569	317,074
Cash and cash equivalents at end of period	$392,914	$323,430

MURPHY OIL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(Thousands of dollars)	March 31, 2025	December 31, 2024 [1]
ASSETS
Cash and cash equivalents	$392,914	$423,569
Other current assets	378,497	361,710
Property, plant and equipment, net	8,279,284	8,054,653
Operating lease assets, net	714,091	777,536
Other long-term assets	55,537	50,011
Total assets	$9,820,323	$9,667,479
LIABILITIES AND EQUITY
Current maturities of long-term debt, finance lease	$892	$871
Accounts payable	538,290	472,165
Operating lease liabilities	243,232	253,208
Other current liabilities	226,109	216,570
Long-term debt, including finance lease obligation	1,474,828	1,274,502
Asset retirement obligations	954,709	960,804
Non-current operating lease liabilities	483,370	537,381
Other long-term liabilities	621,614	610,135
Total liabilities	$4,543,044	$4,325,636
Murphy Shareholders' Equity	5,120,259	5,194,250
Noncontrolling interest	157,020	147,593
Total liabilities and equity	$9,820,323	$9,667,479
1 Reclassified to conform to current presentation.

MURPHY OIL CORPORATION
SCHEDULE OF ADJUSTED NET INCOME (LOSS) (unaudited)

	Three Months Ended March 31,
(Millions of dollars, except per share amounts)	2025	2024
Net income attributable to Murphy (GAAP) [1]	$73.0	$90.0
Discontinued operations loss	0.6	0.9
Net income from continuing operations attributable to Murphy	73.6	90.9
Adjustments:
Mark-to-market loss on derivative instruments	8.9	—
Impairment of assets	—	34.5
Write-off of previously suspended exploration well	—	26.1
Foreign exchange (gain)	—	(10.5)
Total adjustments, before taxes	8.9	50.1
Income tax (benefit) related to adjustments	(1.8)	(10.2)
Total adjustments after taxes	7.1	39.9
Adjusted net income from continuing operations attributable to Murphy (Non-GAAP)	$80.7	$130.8
Adjusted net income from continuing operations per average diluted share (Non-GAAP)	$0.56	$0.85
1 Excludes amounts attributable to a noncontrolling interest in MP GOM.
Non-GAAP Financial Measures
Presented above is a reconciliation of net income to adjusted net income from continuing operations attributable to Murphy. Adjusted net income excludes certain items that management believes affect the comparability of results between periods. Management believes this is important information to provide because it is used by management to evaluate the Company’s operational performance and trends between periods and relative to its industry competitors. Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company’s financial results. Adjusted net income is a non-GAAP financial measure and should not be considered a substitute for net income as determined in accordance with GAAP.
The pretax and income tax impacts for adjustments in the above table are shown below by area of operation and geographical location and corporate, as applicable, and exclude the share attributable to noncontrolling interests.

	Three Months Ended March 31, 2025
(Millions of dollars)	Pretax	Tax	Net
Corporate	$8.9	$(1.8)	7.1
Total adjustments	$8.9	$(1.8)	$7.1

MURPHY OIL CORPORATION
SCHEDULE OF EBITDA, ADJUSTED EBITDA, EBITDAX AND ADJUSTED EBITDAX (unaudited)

	Three Months Ended March 31,
(Millions of dollars)	2025	2024
Net income attributable to Murphy (GAAP) [1]	$73.0	$90.0
Income tax expense	32.7	30.1
Interest expense, net	23.5	20.0
Depreciation, depletion and amortization expense [1]	187.4	202.7
EBITDA attributable to Murphy (Non-GAAP)	316.6	342.8
Exploration expenses	14.5	44.4
EBITDAX attributable to Murphy (Non-GAAP)	$331.1	$387.2

EBITDA attributable to Murphy (Non-GAAP)	$316.6	$342.8
Accretion of asset retirement obligations [1]	12.5	11.4
Mark-to-market loss on derivative instruments	8.9	—
Impairment of asset	—	34.5
Write-off of previously suspended exploration well	—	26.1
Foreign exchange (gain)	—	(10.5)
Discontinued operations loss	0.6	0.9
Adjusted EBITDA attributable to Murphy (Non-GAAP)	$338.6	$405.2
Other exploration expenses [2]	14.5	18.3
Adjusted EBITDAX attributable to Murphy (Non-GAAP)	$353.1	$423.5
1 Excludes amounts attributable to a noncontrolling interest in MP GOM.
2 Other exploration expenses consist of exploration expenses as reported in the consolidated statement of operations excluding amounts relating to the write-off of previously suspended exploration well included in Adjusted EBITDA calculation above.
Non-GAAP Financial Measures
Presented above is a reconciliation of net income to earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA, earnings before interest, taxes, depreciation and amortization, and exploration expenses (EBITDAX) and adjusted EBITDAX. Management believes EBITDA, adjusted EBITDA, EBITDAX and adjusted EBITDAX are important information to provide because they are used by management to evaluate the Company’s operational performance and trends between periods and relative to its industry competitors. Adjusted EBITDAX exclude certain items that management believes affect the comparability of results between periods. Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company’s financial results. EBITDA, adjusted EBITDA, EBITDAX and adjusted EBITDAX are non-GAAP financial measures and should not be considered a substitute for net income or Cash provided by operating activities as determined in accordance with GAAP.

MURPHY OIL CORPORATION
FUNCTIONAL RESULTS OF OPERATIONS (unaudited)

	Three Months Ended March 31, 2025		Three Months Ended March 31, 2024
(Millions of dollars)	Revenues	Income (Loss)	Revenues	Income (Loss)
Exploration and production
United States ¹	$509.5	$107.9	$659.6	$134.5
Canada	165.7	41.5	136.9	19.4
Other	—	(11.2)	(0.1)	(10.8)
Total exploration and production	675.2	138.2	796.4	143.1
Corporate	(9.5)	(48.2)	—	(27.5)
Income from continuing operations	665.7	90.0	796.4	115.6
Discontinued operations, net of tax	—	(0.6)	—	(0.9)
Net income including noncontrolling interest	$665.7	$89.4	$796.4	$114.7
Net income attributable to Murphy		$73.0		$90.0
1 Includes results attributable to a noncontrolling interest in MP GOM.

MURPHY OIL CORPORATION
PRODUCTION-RELATED EXPENSES (unaudited)

	Three Months Ended March 31,
(Dollars per barrel of oil equivalents sold)	2025	2024
United States – Onshore
Lease operating expense	$13.02	$13.68
Severance and ad valorem taxes	3.45	3.60
Depreciation, depletion and amortization expense	29.35	28.46

United States – Offshore [1]
Lease operating expense	$21.37	$20.34
Severance and ad valorem taxes	0.08	0.06
Depreciation, depletion and amortization expense	15.42	13.46

Canada – Onshore
Lease operating expense	$5.51	$5.49
Severance and ad valorem taxes	0.06	0.05
Depreciation, depletion and amortization expense	4.40	4.99

Canada – Offshore
Lease operating expense	$16.89	$25.91
Depreciation, depletion and amortization expense	8.26	9.68

Total E&P continuing operations [1]
Lease operating expense	$13.90	$14.37
Severance and ad valorem taxes	0.59	0.62
Depreciation, depletion and amortization expense [2]	13.00	12.77

Total oil and gas continuing operations – excluding noncontrolling interest
Lease operating expense [3]	$13.74	$14.28
Severance and ad valorem taxes	0.61	0.64
Depreciation, depletion and amortization expense [2]	13.01	12.79
1 Includes amounts attributable to a noncontrolling interest in MP GOM.
2 Excludes expenses attributable to the Corporate segment.
3 Lease operating expense per barrel of oil equivalent sold for total oil and gas continuing operations, excluding NCI and workover costs, was $10.41 and $10.75 for the three months ended March 31, 2025 and 2024, respectively.

MURPHY OIL CORPORATION
CAPITAL EXPENDITURES (unaudited)

	Three Months Ended March 31,
(Millions of dollars)	2025	2024
Exploration and production
United States [1]	$322.1	$188.5
Canada	55.4	67.3
Other	43.1	11.3
Total	420.6	267.1

Corporate	4.2	4.2
Total capital expenditures - continuing operations [1]	424.8	271.3

Less: capital expenditures attributable to noncontrolling interest	21.9	7.3
Total capital expenditures - continuing operations attributable to Murphy [2]	402.9	264.0

Charged to exploration expenses [3]
United States [1]	5.1	33.2
Canada	0.1	0.1
Other	7.7	8.3
Total charged to exploration expenses - continuing operations [1,3]	12.9	41.6

Less: charged to exploration expenses attributable to noncontrolling interest	—	—
Total charged to exploration expenses - continuing operations attributable to Murphy [4]	12.9	41.6

Total capitalized - continuing operations attributable to Murphy	$390.0	$222.4
1 Includes amounts attributable to a noncontrolling interest in MP GOM.
2 For the three months ended March 31, 2025, total capital expenditures attributable to Murphy, excluding acquisition-related costs of $105.6 million, primarily related to the purchase of a floating production, storage, and offloading vessel in U.S. Offshore (2024: nil), is $297.3 million (2024: $264.0 million).
3 For the three months ended March 31, 2025, the total charged to exploration expense attributable to Murphy excludes amortization of undeveloped leases of $1.6 million (2024: $2.8 million).
4 For the three months ended March 31, 2025, total charged to exploration expense attributable to Murphy, excluding previously suspended exploration costs of nil (2024: $26.1 million), is $12.9 million (2024: $15.5 million).

MURPHY OIL CORPORATION
PRODUCTION SUMMARY (unaudited)

	Three Months Ended March 31,
(Barrels per day unless otherwise noted)	2025	2024
Net crude oil and condensate
United States - Onshore	16,974	20,382
United States - Offshore [1]	55,587	66,078
Canada - Onshore	2,584	2,255
Canada - Offshore	8,855	6,264
Other	255	245
Total net crude oil and condensate	84,255	95,224
Net natural gas liquids
United States - Onshore	4,072	4,166
United States - Offshore [1]	3,804	4,687
Canada - Onshore	538	453
Total net natural gas liquids	8,414	9,306
Net natural gas – thousands of cubic feet per day
United States - Onshore	26,190	24,231
United States - Offshore [1]	51,150	53,161
Canada - Onshore	346,892	355,455
Total net natural gas	424,232	432,847
Total net hydrocarbons - including NCI [2,3]	163,374	176,671
Noncontrolling interest
Net crude oil and condensate – barrels per day	(5,779)	(6,499)
Net natural gas liquids – barrels per day	(170)	(211)
Net natural gas – thousands of cubic feet per day	(1,234)	(2,074)
Total noncontrolling interest [2,3]	(6,154)	(7,056)
Total net hydrocarbons - excluding NCI [2,3]	157,220	169,615
1 Includes net volumes attributable to a noncontrolling interest in MP GOM.
2 Natural gas converted on an energy equivalent basis of 6:1.
3 NCI – noncontrolling interest in MP GOM.

MURPHY OIL CORPORATION
SALES SUMMARY (unaudited)

	Three Months Ended March 31,
(Barrels per day unless otherwise noted)	2025	2024
Net crude oil and condensate
United States - Onshore	16,974	20,382
United States - Offshore [1]	54,133	68,056
Canada - Onshore	2,584	2,255
Canada - Offshore	11,128	7,000
Other	—	11
Total net crude oil and condensate	84,819	97,704
Net natural gas liquids
United States - Onshore	4,072	4,166
United States - Offshore [1]	3,804	4,687
Canada - Onshore	538	453
Total net natural gas liquids	8,414	9,306
Net natural gas – thousands of cubic feet per day
United States - Onshore	26,190	24,231
United States - Offshore [1]	51,150	53,161
Canada - Onshore	346,892	355,455
Total net natural gas	424,232	432,847
Total net hydrocarbons - including NCI [2,3]	163,938	179,151
Noncontrolling interest
Net crude oil and condensate – barrels per day	(5,567)	(6,805)
Net natural gas liquids – barrels per day	(170)	(211)
Net natural gas – thousands of cubic feet per day	(1,234)	(2,074)
Total noncontrolling interest [2,3]	(5,942)	(7,362)
Total net hydrocarbons - excluding NCI [2,3]	157,996	171,789
1 Includes net volumes attributable to a noncontrolling interest in MP GOM.
2 Natural gas converted on an energy equivalent basis of 6:1.
3 NCI – noncontrolling interest in MP GOM.

MURPHY OIL CORPORATION
WEIGHTED AVERAGE PRICE SUMMARY (unaudited)

	Three Months Ended March 31,
	2025	2024
Crude oil and condensate – dollars per barrel
United States - Onshore	$71.65	$76.85
United States - Offshore [1]	72.32	77.58
Canada - Onshore [2]	63.34	67.59
Canada - Offshore [2]	74.36	85.99
Natural gas liquids – dollars per barrel
United States - Onshore	23.16	20.67
United States - Offshore [1]	27.02	24.32
Canada - Onshore [2]	36.08	34.84
Natural gas – dollars per thousand cubic feet
United States - Onshore	3.38	1.94
United States - Offshore [1]	4.33	2.66
Canada - Onshore [2]	2.38	2.05
1 Prices include the effect of noncontrolling interest in MP GOM.
2 U.S. dollar equivalent.

MURPHY OIL CORPORATION
FIXED PRICE FORWARD SALES AND COMMODITY HEDGE POSITIONS
AS OF MAY 5, 2025 (unaudited)

			Volumes (MMCF/d)	Price/MCF	Remaining Period
Area	Commodity	Type [1]			Start Date	End Date
Canada	Natural Gas	Fixed price forward sales	40	C$2.75	4/1/2025	12/31/2025
Canada	Natural Gas	Fixed price forward sales	50	C$3.03	1/1/2026	12/31/2026
1 Fixed price forward sale contracts listed above are accounted for as normal sales and purchases for accounting purposes.

			Volumes (MMCF/d)	Price/MCF	Remaining Period
Area	Commodity	Type			Start Date	End Date
United States	Natural Gas	Fixed price derivative swap	40	US$3.58	4/1/2025	6/30/2025
United States	Natural Gas	Fixed price derivative swap	60	US$3.65	7/1/2025	9/30/2025
United States	Natural Gas	Fixed price derivative swap	60	US$3.74	10/1/2025	12/31/2025